立契約書人：出租人＿薛 秀 薇＿ Shiue Shiou Wei（以下簡稱為甲方）
承租人歐帆科技有限公司 OMPHALOS CORP.（以下簡稱為乙方）
立契約日：＿2009＿年＿1＿月＿31＿日

WHEREAS, the Tenant intends to lease from the Landlord the "Premises" (defined herein below) and the Landlord agrees to lease to the Tenant the "Premises" in accordance and under the terms and conditions set forth herein. NOW, THEREFORE, the parties hereby agree as follows:

茲因房屋租賃事件，雙方合意訂立本契約，約款如左：

1.Premises; Use of the Premises

第一條：租賃標的所在地、使用範圍及使用目的

The leasing premises (the "Premises") are located at 15F.-2, No.83, Sec. 1, Nankan Rd., Luzhu Township, Taoyuan County 33859, Taiwan (R.O.C.), comprising of all whole area, and the total area of the Premises are 100 pings (1 ping equals 36 square feet).

房屋座落：＿桃園＿縣＿蘆竹＿鄉＿南崁＿路（街）＿1＿段＿83＿號＿15＿樓之＿2

使用範圍：上述房屋全部

總坪數：＿100＿坪

The Premises shall be used for Business Office (please specify) purposes.

使用目的：＿營業辦公室＿

2. Term of the Agreement

第二條：租賃期間

Unless earlier terminated under other provisions of this Agreement, the Agreement shall have a term of 2009 year(s) 2 month(s) 1 day(s), commencing on 2010 year(s) 1 month(s) 31 day(s) and expiring on 1 year(s) 0 month(s) (the "Term").

自民國＿98＿年＿2＿月＿1＿日起至民國＿99＿年＿1＿月＿31＿日止，
計＿1＿年＿0＿月。.

3. Rentals and Deposit

第三條：租金及押租金

(1) During the Term, the Tenant shall pay monthly rentals (the "Rental") to the Landlord for the Premises. The Rental for the Term shall be NT$56000 per month. The Rental shall be due and payable on the 5th day of each calendar month

during the Term.
租金每月新台幣（以下同）__伍萬陸仟__元整。乙方應於每月_五__日前給付甲方。

(2) On the signing of this Agreement, the Tenant shall pay the Landlord a guarantee deposit (the "Deposit") in an amount of NT$__0.-__.

押租金____零__元整。乙方應於簽訂本約之同時給付甲方。

(3) Upon the expiry or termination of this Agreement, the Landlord shall refund to the Tenant the amount of the Deposit without interest.
甲方應於乙方返還房屋時無息退還乙方。

4. Tax and Charges
第四條：稅費
（1）All Republic of China taxes in respect of the Premises, including, without limitation, the housing tax and land tax, shall be the responsibilities of the Landlord.
本租賃物應納之一切稅費，如房屋稅、地價稅等，皆由甲方自行負擔。

（2）Charges for electricity, water, and such other additional supplies of the Premises provided to the Tenant during the Term shall be the responsibilities of the Tenant.
租賃期間因使用本租賃物所產生之電費、自來水費，除另有約定外，應由乙方負擔。

5. Sublease
第五條：轉租
The Tenant shall not assign, transfer, or sublease any of his rights to or interest in or obligations under this Agreement without the prior written approval of the Landlord.
未經甲方之同意，乙方不得將租賃權轉讓與第三人，亦不得將房屋轉租與第三人。

6. Repair and Improvement
第六條：修繕及改裝
（1）The repair or maintenance of the Premises arising from ordinary wear and tear shall be the responsibility of the Landlord.
房屋因自然使用所產生之耗損而有修繕之必要時，應由甲方負責修繕，不得拖延。

（2）Unless otherwise approved by the Landlord in advance, no improvement or construction of the Premises shall be made by the Tenant. Any improvement or

construction of the premises made by the Tenant shall in no event damage the structure of the building.

乙方如有改裝設施之必要，應取得甲方之同意，但不得損害原有建築結構之安全。

7. Restrictions on Use

第七條：房屋之使用

No storage of any goods, illegal substances, explosives, flammable materials or dangerous articles is allowed. In the event of violation by or attribute to the Tenant of the restrictions set forth hereof or by any applicable laws of the Republic of China, the Tenant shall be solely and exclusively responsible for and answerable to all charges, liabilities and penalties for such violation, and shall hold the Landlord free and harmless from and indemnify and defend the landlord against any and all claims, liabilities and damages of the landlord arising from such violation. The Tenant shall fully comply with and abide by his obligations hereof and the requirements of all applicable Republic of China laws, as well as the provisions or regulations of the building where the Premises are located.

乙方不得將房屋供非法使用或存放危險物品，影響公共安全，若造成甲方之損害，願負一切責任。如租賃物所在地之公寓大廈住戶間就房屋及相關設施之使用有規約或其他決議者，乙方亦應遵守之。

8. Termination

第八條：違約之效果

In the event of the Tenant's breach of any of his obligations under this Agreement, including, without limitation, the Tenant's failure to pay Rentals for two calendar months during the Term, the landlord may by seven (7) days prior written notice terminate this Agreement, effective the last day of the calendar month in which such notice is given. Upon such termination or the Tenant's failure to re-convey the Premises upon the expiry of the Term, the Tenant shall pay the Landlord the proportion of the Rental due and payable as of the date of the termination as well as an amount equal to the sum of two months' Rentals to compensate the Landlord's loss and damage arising from such termination and as a penalty payment for such termination or breach.

乙方積欠租金達兩個月以上，經甲方催告限期繳納仍不支付時，甲方得終止本租約。乙方於終止租約經甲方定七日以上催告搬遷或租期屆滿已經甲方表示不再續約，而仍不交還房屋，自終止租約或租賃期滿之翌日起，乙方應給付甲方按房租比例所積欠之租金以及按房租貳倍計算之違約金。

9. Reconveyance of the Premises
第九條：租賃物之返還

Upon expiry or termination for whatever reason of this Agreement, the Tenant shall at his cost without delay vacate the Premises, re-convey the Premises to the landlord in the condition which the Premises were first conveyed to the tenant upon commencement of this Agreement, ordinary wear and tear and improvements agreed by the Landlord during the Term excepted.

租賃關係消滅時，乙方應即日將租賃房屋回復原狀遷空返還甲方，不得拖延。如租賃房屋之改裝係經甲方之同意者，乙方以現狀遷空返還。

10. Jurisdiction
第十條：管轄法院

Any and all disputes arising from this Agreement shall be finally adjudicated upon by the District Court and appellate courts thereof in the Republic of China.
如因本約所生紛爭，雙方同意以台灣　　地方法院為管轄法院。

11. Governing Law
第十一條：誠信原則

This Agreement is governed by and shall be construed in all respects in accordance with the laws of Republic of China.
本約如有未盡事宜，雙方應本誠實信用原則，依民法等相關法令辦理。

12. Notice
第十二條：送達及不能送達之處置

All notices and other communications to be given by a party hereto to the other party shall be in writing, delivered by registered mail to the addresses specified below. A notice shall be deemed received by his addressee on the day which it is sent by registered mail in case of a change of address without prior notice(s).
出租人與承租人雙方相互間之通知，應以本契約所載之地址為準，其後如有變更未經書面告知他方，致無法送達或拒收者，以郵局第一次投遞之日期為合法送達之日期。

13. Miscellaneous (i. e. other terms and conditions agreed by the parties)
第十三條：特別約定事項：（雙方得自行議訂之特別條款）

The Tenant may terminate this Agreement before the expiry of the Term by written notice to this effect to the Landlord at least thirty (30) days before the date stated in such notice to be the date on which such termination takes effect; provided that the

Tenant shall pay to the Landlord an amount equal to the sum of 1 months' Rentals to compensate the Landlord's loss and damage arising from such termination.
乙方得提前終止本約，但應於壹個月前通知甲方，並應另行給付甲方相當於 1 個月之租金金額。

IN WITNESS WHEREOF, the parties have THIS AGREEMENT executed on the date and year first above written.
恐口說無憑特立本契約書一式貳份

LANDLORD:
Name: Shiue Shiou Wei
Address: 4F., No.76, Lane 14, Sec. 7, Zhongshan N. Rd., Shilin Dist., Taipei City 11152, Taiwan (R.O.C.)
ROC ID No.: H201117942

TENANT:
Name: OMPHALOS CORP.
Address: 15F.-2, No.83, Sec. 1, Nankan Rd., Luzhu Township, Taoyuan County 33859, Taiwan (R.O.C.)
ROC ID, ARC or Passport No.: 86009000

立契約書人

甲方：薛秀薇
戶籍地址：台北市士林區中山北路 7 段 14 巷 76 號 4F
身份證號碼：H201117942

乙方：歐帆科技有限公司
戶籍地址：桃園縣蘆竹鄉南崁路 1 段 83 號 15 樓之 2
公司統編 ：86009000